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                                                                 Exhibit (23)b



                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 of Ecolab Inc. (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828;
2-90702; 33-18202; 33-55986; 33-56101; 33-26241; 33-34000; 33-56151; 333-18627;
33-39228; 33-56125; 33-55984; 33-60266; 33-65364; 33-59431; 333-18617;
333-18627; 333-21167; 333-35519; and 333-40239) and the Registration Statements
on Form S-3 of Ecolab Inc. (Registration Nos. 333-14771 and 333-45295) of our report dated January 23, 1998 on our audit of the combined financial statements and schedule of the Henkel-Ecolab Joint Venture as of November 30, 1997, 1996 and 1995 and for the period beginning December 1, 1997, 1996 and 1995 and ended November 30, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K. We also consent to the references to our firm under the caption "Interests of Named Experts and Counsel" or "Incorporation of Documents by Reference" in certain Registration Statements on Form S-8 of Ecolab Inc. (Registration Nos. 33-56101; 33-56151; 33-56125; 33-59431; 333-18617; 333-18627;
333-21167; 333-35519; and 333-40239) and under the caption "Experts" in the Registration Statements on Form S-3 of Ecolab Inc. (Registration Nos. 333-14771 and 333-45295).


Dusseldorf, Germany

February 27, 1998



KPMG Deutsche Treuhand-Gesselschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft


/s/Stefan Haas                /s/Bernhard Momken
Stefan Haas                   Bernhard Momken
Wirtschaftsprufer             Wirtschaftsprufer